EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Harleysville Savings Financial Corporation on Form S-8 (Registration Nos. 333-38152 and 333-61114) and Form S-3 (Registration No. 333-38970) of our report dated November 3, 2003, incorporated by reference in this Annual Report on Form 10-K of Harleysville Savings Financial Corporation for the year ended September 30, 2003


/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
December 19, 2003